Exhibit 99.1

Company Contact:
Mark L. Weinstein, President & CEO
Ted I. Kaminer, CFO
Tel: (267) 757-3000

Porter, LeVay & Rose, Inc.
Linda Decker, VP – Investor Relations
Bill Gordon, SVP – Media Relations
Tel: (212) 564-4700
FOR IMMEDIATE RELEASE
BIO-IMAGING ACQUIRES PHOENIX DATA SYSTEMS, A LEADING PROVIDER OF CLINICAL DATA SERVICES
Expands Core Clinical Trial Services Area Into Fast-Growing Electronic Data Capture Market
Conference Call Scheduled For Today At 11 A.M. ET
NEWTOWN, PA, March 25, 2008 — Bio-Imaging Technologies, Inc. (“Bio-Imaging”) (NASDAQ: BITI) today announced that it has acquired privately held Phoenix Data Systems, Inc., a leading global clinical data services provider of electronic data capture (EDC) services and a comprehensive array of broadly interoperable eClinical data solutions to the pharmaceutical and biotechnology industries. The acquisition is a cash and stock transaction valued at $24 million, payable at closing, consisting of $7.0 million of cash and 2,287,582 shares of Bio-Imaging stock valued at $17.0 million. Together Bio-Imaging and Phoenix Data Systems will offer a broader set of clinical trial services to its pharmaceutical and biotechnology customers. The global EDC services market is increasing rapidly and within five years is expected to increase Bio-Imaging’s addressable market in the clinical trials space to over $1 billion.
Founded in 1997 and headquartered in nearby King of Prussia, PA, Phoenix Data Systems delivers full service EDC, a unique combination of electronic data capture, interactive voice response, reporting, and data management services that give clinical data managers improved control to run well-managed studies. Phoenix Data assists its pharmaceutical, biotechnology, medical device and contract research organization clients with streamlining the clinical research process by providing early visibility to reliable clinical research data. Phoenix Data’s solutions have been proven in over 500 studies, including pivotal trials for new drug application submissions to the FDA.
Phoenix Data Systems is growing rapidly and generated $12 million of revenue and an operating profit in 2007. The acquisition is expected to be accretive to Bio-Imaging’s fully diluted earnings per share for fiscal 2008. Phoenix Data Systems will retain its name and continue to be managed by Dr. William Claypool, its current President. All of Phoenix Data Systems’ 127 employees will join Bio-Imaging as a new division of our core clinical trials services business. Crosstree Capital Partners, Inc. acted as Phoenix Data Systems’ financial advisor in the transaction.
-more-

Mark Weinstein, Bio-Imaging’s CEO commented “We have had an interest to expand into the eClinical space for several years and have been looking for a company that meets our criteria, of: excellent reputation, strong management team, comprehensive suite of products and services with growing profitable operations. The acquisition of Phoenix Data Systems expands our core clinical trial services business into the rapidly growing electronic data capture market and leverages our global operational capabilities and sales and marketing reach into pharmaceutical and biotechnology companies. We are very pleased to have the Phoenix Data Systems team become an integral component of Bio-Imaging’s future. Based on the inclusion of Phoenix Data Systems’ financial results from the acquisition date through the end of the year, we are revising up our full year 2008 guidance to service revenue in the range of $52-$55 million and fully diluted earnings per share in the range of $0.22 to $0.24.”
“We’re extremely pleased to join a company that shares our commitment to client service, offers a strong team of recognized industry experts, and provides an exceptional portfolio of global operational capabilities that complement our services, said Phoenix Data Systems’ President, Dr. William Claypool. With Bio-Imaging’s proprietary image capture technologies and scientific expertise, we extend our unparalleled suite of services to support the clinical development efforts of our clients and prepare their data for regulatory submissions.”
Dr. David Nowicki, Chairman of the Board of Directors of Bio-Imaging continued, “This is an exciting opportunity in a rapidly growing and very large market space. We are pleased to add such an experienced and capable team at Phoenix Data Systems to the Bio-Imaging family, thus we believe enhancing long term growth prospects for all involved, and delivering increased value for our loyal shareholders. The EDC / eClinical space is experiencing rapid client acceptance and implementation as a result of the desire for the real time capture, validation, and analysis of trial-generated data. There is a clear desire to improve R&D efficiency through faster production of interim reports, database lock, report generation and FDA submissions. Further driving this EDC growth trend is the coming regulatory demand for electronic submission of a standardized data structure and code set for a variety of FDA submissions. We view the Phoenix Data acquisition as a great opportunity to support and integrate the scalable growth of the Phoenix Data Systems platform with the transparency and financial support of a larger publicly traded company.”
Management Conference call
Management of Bio-Imaging Technologies, Inc. will host a conference call today at 11 a.m. EDT to discuss the acquisition. Those who wish to participate in the conference call may telephone (888) 335-6674 from the U.S. or (973) 321-1100 for international callers, conference ID# 40610629 approximately 15 minutes before the call. There will be a simultaneous web cast on www.bioimaging.com. A digital replay will be available, approximately 2 hours after the completion of the call, by telephone for two weeks and may be accessed by dialing (800) 642-1687, from the U.S., or (706) 645-9291, for international callers, conference ID# 40610629. The replay will also be on the website under “Investor Relations” at www.bioimaging.com for two weeks.
Bio-Imaging Technologies, Inc. is a healthcare contract service organization providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company has specialized in assisting its clients in the design and management of the medical-imaging component of clinical trials since 1990. Bio-Imaging serves its clients on a global basis through its Core Labs in Newtown, PA, and Leiden, The Netherlands, along with business offices in PA, MA, The Netherlands, Germany and France. Through its CapMed Personal Health Management Suite, Bio-Imaging provides its Personal HealthKey™ technology, the Personal Health Record (PHR) software, and CapMed Patient Portal allowing patients to better monitor and manage their health care information. Additional information about Bio-Imaging is available at www.bioimaging.com.
-more-

Phoenix Data Systems delivers Full Service EDC, a unique combination of electronic data capture, interactive voice response, reporting, and data management services that give clinical data managers improved control to run well-managed studies. Phoenix Data’s solutions have been proven in over 500 studies, including pivotal trials for new drug applications. Additional information about Phoenix Data Systems is available at www.phoenixdatasystems.net.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent form 10-Q.
######